UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

PROTAGONIST THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

7707 Gateway Blvd., Suite 140
Newark, California 94560
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 26, 2022
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Protagonist Therapeutics, Inc., a Delaware corporation (the “Company”). The meeting will be held exclusively online via live audio webcast at www.virtualshareholdermeeting.com/PTGX2022 on Thursday, May 26, 2022 at 10:00 a.m. PDT for the following purposes:
1.
To elect two Class III nominees, Harold E. Selick, Ph.D. and Bryan Giraudo, to the Board of Directors to hold office until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal.

2.
To approve, on an advisory basis, the compensation of the Company’s named executive officers.

3.
To recommend, by non-binding vote, the frequency of future executive compensation votes.

4.
To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.

5.
To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The Annual Meeting will be held virtually this year. Online check-in will begin at 9:45 a.m. PDT and you should allow ample time for the check-in procedures. You will not be able to attend the Annual Meeting in person.
The record date for the Annual Meeting is March 31, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof. To participate in the meeting, you must have your 16-digit control number shown on your Notice of Internet Availability of Proxy Materials or on the instructions that accompanied your proxy materials.
Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 11:00 a.m. PDT on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at www.protagonist-inc.com.
By Order of the Board of Directors
/s/ Dinesh V. Patel Dinesh V. Patel, Ph.D. President and Chief Executive Officer
Newark, California
April 13, 2022
Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

7707 Gateway Blvd., Suite 140
Newark, California 94560
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 26, 2022
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Protagonist Therapeutics, Inc. (sometimes referred to as the “Company” or “Protagonist”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 13, 2022 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after April 26, 2022.
How do I attend and participate in the Annual Meeting?
The meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/PTGX2022 on Thursday, May 26, 2022 at 10:00 a.m. PDT. Stockholders of record as of the close of business on the record date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions and view the list of registered stockholders as of the record date during the meeting, stockholders of record should go to the meeting website listed above, enter the 16-digit control number found on your proxy card or Notice, and follow the instructions on the website. Information on how to vote online at the Annual Meeting is discussed below. Online check-in will begin at 9:45 a.m. PDT and stockholders should allow ample time for the check-in procedures. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
Why is the 2022 Annual Meeting being held virtually?
The Annual Meeting is being held virtually this year. You will not be able to attend the Annual Meeting in person. Conducting the Annual Meeting virtually increases the opportunity for all stockholders to participate and communicate their views to a much wider audience. The virtual meeting is designed to provide the same rights and advantages of a physical meeting. Stockholders will be able to submit questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company. Questions must comply with the meeting rules of conduct; the rules of conduct will be posted on the virtual meeting website. We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 31, 2022 will be entitled to vote at the Annual Meeting. On the record date, there were 48,552,102 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on March 31, 2022 your shares were registered directly in your name with Protagonist’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting. For information on how to vote prior to the Annual Meeting, see “How do I vote?”.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 31, 2022, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting virtually via live webcast.
What am I voting on?
There are four matters scheduled for a vote:
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Proposal No. 1 — To elect the two Class III nominees to hold office until the 2025 Annual Meeting of Stockholders;

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Proposal No. 2 — To approve, on an advisory basis, the compensation of the Company’s named executive officers;

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Proposal No. 3 — To recommend, by non-binding vote, the frequency of future executive compensation votes; and

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Proposal No. 4 — To ratify the selection of Ernst & Young LLP as the Company’s independent auditor for 2022.

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For All” the nominees to the Board or you may “Withhold All” or “Withhold” your vote for a specific nominee you specify. For the ratification of the selection of Ernst & Young LLP as the Company’s independent auditor for 2022 and for the advisory approval of executive compensation, you may vote “For,” “Against” or “Abstain.” For the recommendation of the frequency of future executive compensation votes, you may vote “1 Year,” “2 Years,” “3 Years” or “Abstain.”
The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online during the webcast of the Annual Meeting, vote by proxy through the internet or, if you request paper copies of the proxy materials, vote by proxy over the telephone or mailing a proxy card. Whether or not you plan to attend the meeting online, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote online even if you have already voted by proxy.
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To vote online at the Annual Meeting you must be present via live webcast. To vote live during the meeting, please visit www.virtualshareholdermeeting.com/PTGX2022 and have available the 16-digit control number included in your Notice.

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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. Your signed proxy card must be returned to us before the Annual Meeting to be counted.

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To vote over the telephone prior to the Annual Meeting, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide certain information from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 25, 2022 to be counted.

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To vote through the internet prior to the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide certain information from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on May 25, 2022 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Protagonist. Simply follow the voting instructions in the Notice to ensure that your vote is counted.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 31, 2022.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee (sometimes referred to as shares held in “street name”), and you do not provide the broker or other nominee that holds your shares with voting instructions, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. We expect only Proposal 4 will be considered “routine.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.
What if I am a stockholder of record and return a proxy card or otherwise vote but do not make specific choices?
If you are a stockholder of record and return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

• “For” the election of the two Class III nominees for director;
• “For” the compensation of the Company’s named executive officers;
• “1 Year” for the frequency of future executive compensation votes; and
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“For” the ratification of Ernst & Young LLP as the Company’s independent auditor for 2022.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to Protagonist’s Corporate Secretary at 7707 Gateway Blvd., Suite 140, Newark, California 94560.

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You may attend the Annual Meeting and vote online by visiting www.virtualshareholdermeeting.com/PTGX2022. To attend the meeting, you will need the 16-digit control number included in your Notice or on the instructions that accompanied your proxy materials. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
Pursuant to Rule 14a-8 of the Exchange Act, to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. PDT) on December 14, 2022 and must comply with Rule 14a-8 of the Exchange Act. Such proposals may or may not be included in the proxy statement.
As set forth in our Amended and Restated Bylaws, if you intend to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2023 Annual Meeting of Stockholders, you must provide specified information in writing to our Corporate Secretary at the address above no earlier than January 26, 2023 and no later than the close of business

(6:00 p.m. PDT) on February 25, 2023; provided, however, that if our 2023 Annual Meeting of Stockholders is held before April 26, 2023, or after June 25, 2023, notice by the stockholder to be timely must be received no earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Amended and Restated Bylaws. If you fail to meet these deadlines and fail to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the deadlines in the advance notice provisions of our Amended and Restated Bylaws, if you intend to solicit proxies in support of nominees submitted under these advance notice provisions for the 2023 Annual Meeting, you must provide the notice required under Rule 14a-19 of the Exchange Act to our Corporate Secretary in writing not later than the close of business (6:00 p.m. PDT) on March 27, 2023. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
Who will count the votes?
Votes will be counted by Broadridge Financial Solutions, the inspector of election appointed for the meeting
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote, the broker or nominee cannot vote those shares on matters deemed to be “non-routine” and may choose not to vote those shares on matters deemed to be “routine.” These unvoted shares are considered “broker non-votes.”
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominees receiving the most “For” votes; withheld votes will have no effect.	Under plurality voting, there are no abstentions.	None
2	Advisory approval of the compensation of our named executive officers	“For” votes from the holders of a majority of shares present online during the virtual meeting or represented by proxy and entitled to vote on the matter.	Against	None
3	Recommendation of the frequency of future executive compensation votes	The frequency period receiving the most votes will be considered the recommendation of stockholders.	No effect	None
4	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditor for fiscal year ending December 31, 2022	“For” votes from the holders of a majority of shares present online during the virtual meeting or represented by proxy and entitled to vote on the matter.	Against	None

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the meeting online or represented by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares present at the meeting online or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.
Important notice regarding the availability of proxy materials for the 2022 Annual Meeting of Stockholders to Be Held on May 26, 2022. The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.proxyvote.com.
LEGAL MATTERS
Forward-Looking Statements.   The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts, included in the Proxy Statement are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.
Website References.   Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.
Use of Trademarks.   Protagonist Therapeutics is the trademark of Protagonist Therapeutics, Inc. Other names and brands may be claimed as the property of others.

PROPOSAL 1
ELECTION OF DIRECTORS
Protagonist’s Board is divided into three classes. Each class consists of approximately one-third of the total number of directors, and each class is elected for a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has seven members. There are two Class III directors whose terms of office expire in 2022. Two nominees, Dr. Selick and Mr. Giraudo, are recommended for election by the Nominating and Corporate Governance Committee of the Board. Dr. Selick and Mr. Giraudo are currently directors of the Company and were previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2025 Annual Meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to encourage the directors and nominees for director to attend the Annual Meeting. Six of our directors then serving on the Board attended the 2021 Annual Meeting of Stockholders.
Directors are elected by a plurality of the votes cast. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election or unable to serve, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board or the Board may decrease the size of the Board. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experiences, qualifications, attributes or skills of each nominee for director and each director continuing in office.
CLASS III DIRECTOR NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2025 ANNUAL MEETING
Harold E. Selick, Ph.D.
Dr. Selick, 67, has served on the Board since February 2009. Dr. Selick has served as Vice Chancellor of Business Development, Innovation and Partnerships at the University of California, San Francisco, since April 2017. He has been a Venture Partner at Mission Bay Capital, a venture capital firm, since 2018. Previously, he was the Chief Executive Officer of Threshold Pharmaceuticals, Inc., a biotechnology company, from June 2002 until the company’s merger with Molecular Templates Inc. in April 2017. From June 2002 until July 2007, Dr. Selick was also a Venture Partner of Sofinnova Ventures, Inc., a venture capital firm. From January 1999 to April 2002, he was Chief Executive Officer of Camitro Corporation, a biotechnology company. From 1992 to 1999, he was at Affymax Research Institute, the drug discovery technology development center for Glaxo Wellcome plc, most recently as Vice President of Research. Prior to working at Affymax he held scientific positions at Protein Design Labs, Inc. and Anergen, Inc. Dr. Selick serves as Chairman of the board of directors of Molecular Templates, Inc. (Nasdaq: MTEM), a biopharmaceutical company. Dr. Selick previously served as Lead Director and then Chairman of PDL BioPharma, Inc., a biopharmaceutical company, from 2009 to December 2019, and served as Chairman of the board of directors of Threshold Pharmaceuticals, Inc. until it merged with Molecular Templates Inc. in April 2017. Dr. Selick received his B.A. in Biophysics and Ph.D. in Biology from the University of Pennsylvania and was a Damon Runyon-Walter Winchell Cancer Fund Fellow and an American Cancer Society Senior Fellow at the University of California, San Francisco. The Company believes that because of his broad experience in building and running both private and public companies and serving on the boards of directors of a variety of biotechnology companies, Dr. Selick is well positioned to provide guidance and insight to the Board and management team.

Bryan Giraudo
Mr. Giraudo, 46, has served as a member of the Board since May 2018. Mr. Giraudo has also served as Chief Financial Officer of Gossamer Bio, Inc. (Nasdaq: GOSS), a biotechnology company, since May 2018 and Chief Operating Officer since September 2021. He has completed nearly $1.0 billion in financings for Gossamer Bio since inception, from Series B financing through its initial public offering and additional debt and equity financings. Prior to joining Gossamer Bio, Mr. Giraudo was a Senior Managing Director at Leerink Partners (now known as SVB Leerink) from 2009 to April 2018, where he was responsible for their western North America and Asia Pacific biotechnology and medical technology banking practice. Before joining Leerink, he was a Managing Director with Merrill Lynch and Co.’s Global Healthcare Investment Banking Group. Mr. Giraudo joined Merrill Lynch in 1997. As a banker, he completed over 200 corporate finance, corporate partnership and strategic advisory transactions. Mr. Giraudo has been a member of the board of directors of Onxeo SA (EPA: ALONX), a biotechnology company, since November 2021. He received his B.A. from Georgetown University. The Company believes Mr. Giraudo is qualified to serve on the Board because of his extensive experience in the investment banking field, financial expertise and experience in the biotechnology field.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.
In addition to the two Class III nominees for director, Protagonist has five other directors who will continue in office after the Annual Meeting, with terms expiring in 2023 and 2024. The following includes a brief biography of each director, including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable director should serve as a member of the Board.
CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING
Sarah Noonberg, M.D., Ph.D.
Dr. Noonberg, 54, has served as a member of the Board since December 2017. Dr. Noonberg has served as Chief Medical Officer of Maze Therapeutics, a biotechnology company, since September 2020. From May 2019 to September 2020, she provided Chief Medical Officer consultant services to multiple private biotechnology companies. Dr. Noonberg previously served as Chief Medical Officer of Nohla Therapeutics, developer of universal, off-the-shelf cell therapies for patients with hematologic malignancies and other critical diseases, from May 2018 to May 2019. Prior to joining Nohla Therapeutics, she served as the Chief Medical Officer of Prothena Corporation plc (Nasdaq: PRTA), a biotechnology company, from May 2017 to March 2018. Prior to joining Prothena, Dr. Noonberg served from August 2015 to March 2017 as Group Vice President and Head of Global Clinical Development at BioMarin Pharmaceuticals Inc. (Nasdaq: BMRN), a biotechnology company, where she was responsible for development strategy and execution across a diverse clinical portfolio. From 2007 to August 2015, she held several positions at Medivation, Inc., a biopharmaceutical company, where, as Senior Vice President of Early Development and Vice President of Clinical Development, she led programs across all phases of development, including enzalutamide (XTANDI) for the treatment of chemotherapy-naïve metastatic prostate cancer. Dr. Noonberg also held several clinical positions between 2004 and 2007 at Chiron Corporation, a biotechnology company, where she led the clinical development of compounds in infectious disease and pulmonary indications. She has served on the board of directors of Neoleukin Therapeutics (Nasdaq: NLTX), a biopharmaceutical company, since August 2019. Dr. Noonberg earned her M.D. at the University of California, San Francisco, her Ph.D. in Bioengineering at the University of California, Berkeley and her B.S. at Dartmouth College. She is a board-certified internist and completed her residency at Johns Hopkins Hospital. From 2002 to 2018, she was a part-time hospitalist, working as an attending physician treating a broad range of inpatient and critical care patients. The Company believes that because of her executive business experience as well as her extensive medical knowledge and clinical development and regulatory expertise, Dr. Noonberg is well positioned to make valuable contributions and provide valuable guidance to the Board.
Dinesh V. Patel, Ph.D.
Dr. Patel, age 65, has served as a member of the Company’s Board and as the Company’s President and Chief Executive Officer since December 2008. Dr. Patel has more than 36 years of executive, entrepreneurial and scientific experience spanning the pharmaceutical, biotechnology and biopharmaceutical industries. Prior to joining Protagonist, he served from 2006 to 2008 as the President and Chief Executive Officer of Arête Therapeutics, a privately held company focused on the development of novel drugs for metabolic syndrome. Prior to that, Dr. Patel was President, Chief Executive Officer and co-founder of Miikana Therapeutics, an oncology-based company, from 2003 until it was acquired by Entremed (later renamed CASI Pharmaceuticals) in 2005. Prior to Miikana, he held positions of increasing responsibility at Versicor, a biotechnology company, (later renamed Vicuron and which was acquired by Pfizer in 2005), from 1996 to 2003, most recently as Senior Vice President of Drug Discovery and Licensing. Prior to Vicuron, Dr. Patel was a director of chemistry at the combinatorial chemistry company Affymax (OTCMKTS: AFFY), from 1993 to 1996. He was also a medicinal chemist at Bristol Myers Squibb (NYSE: BMY) from 1985 to 1993. Dr. Patel received his Ph.D. in Chemistry from Rutgers University, New Jersey and his B.S. in Industrial Chemistry from S. P. University, Vallabh Vidyanagar, India. The Company believes that because of his expertise, extensive knowledge of the Company and experience as an executive officer of biotechnology companies, Dr. Patel is able to make valuable contributions to the Board.
CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING
Sarah A. O’Dowd
Ms. O’Dowd, 72, has served as a member of our Board since August 2020. Ms. O’Dowd is a member of the board of directors of Ichor Holdings, Ltd., an experienced leader in the critical subsystems and turnkey process equipment marketplace, and is a director of the Independent Institute, a non-profit, non-partisan, public policy research and communications organization. Until her retirement in March 2020, she was Senior Vice President and Chief Legal Officer at Lam Research Corporation (Nasdaq: LRCX), an S&P 500 technology company. For 11 years at Lam, she served as Chief Legal Officer and Secretary. From 2009 to 2012 she also served as Group Vice President of Human Resources at Lam. From February 2007 to September 2008, she served as Vice President of FibroGen, Inc. (Nasdaq: FGEN), a biopharmaceutical company. She holds a J.D. from Stanford Law School, an M.A. in Communications from Stanford University and an A.B. in Mathematics from Immaculata College. The Company believes that because of her executive business experience as well as her experience in the biotechnology field and at public companies, Ms. O’Dowd is well positioned to make valuable contributions and provide valuable guidance to the Board.
William D. Waddill
Mr. Waddill, 65, has served as a member of the Board since July 2016. From April 2014 to December 2016, Mr. Waddill served as Senior Vice President and Chief Financial Officer, Treasurer and Secretary of Calithera Biosciences, Inc. (Nasdaq: CALA), a biotechnology company. From October 2007 to March 2014, he served as Senior Vice President and Chief Financial Officer of OncoMed Pharmaceuticals, Inc., a biopharmaceutical company. From October 2006 to September 2007, Mr. Waddill served as the Senior Vice President, Chief Financial Officer of Ilypsa, Inc., a biotechnology company that was acquired in 2007. From February 2000 to September 2006, he served as a Principal at Square One Finance, a financial consulting business. From December 1996 to February 2000, Mr. Waddill served as Senior Director of Finance and Administration at Exelixis, Inc. (Nasdaq: EXEL), a biotechnology company. He has served as a director of Arrowhead Pharmaceuticals, Inc. (Nasdaq: ARWR), a biopharmaceutical company, since January 2018 and Annexon, Inc. (Nasdaq: ANNX), a biopharmaceutical company, since August 2021. Mr. Waddill received a B.S. in Accounting from the University of Illinois, Chicago, and a certification as a public accountant, which is currently inactive, after working at PricewaterhouseCoopers LLP and Deloitte LLP. The Company believes that Mr. Waddill is qualified to serve on the Board because of his financial expertise and extensive experience in the biotechnology field.
Lewis T. “Rusty” Williams, M.D., Ph.D.
Dr. Williams, 72, has served as a member of the Board since June 2017. He has served as Chairman and Chief Executive Officer of Walking Fish Therapeutics, a biotechnology start-up company, since February 2019. Dr. Williams has also served as a venture partner of Quan Capital, LLP, a healthcare-focused venture capital firm, since October 2018. Dr. Williams founded and served as a director of Five Prime Therapeutics, Inc., a former public biotechnology company acquired by Amgen, from January 2002 until

January 2020, and served as its President and Chief Executive Officer from April 2011 to December 2017. Previously, Dr. Williams spent seven years at Chiron Corporation, a biopharmaceutical company now known as Novartis Vaccines and Diagnostics, Inc., where he served most recently as its Chief Scientific Officer. He also served on Chiron’s board of directors from 1999 to 2001. Prior to joining Chiron, Dr. Williams was a professor of medicine at the University of California, San Francisco, and served as Director of the University’s Cardiovascular Research Institution and Daiichi Research Center. Dr. Williams also has served on the faculties of Harvard Medical School and Massachusetts General Hospital and co-founded COR Therapeutics, Inc., a biotechnology company focused on cardiovascular disease. He is a member of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. Dr. Williams was previously a member of the board of directors of Neoleukin Therapeutics, Inc. (Nasdaq: NLTX), COR Therapeutics, Inc., and Beckman Coulter, Inc., each of which was a public company during his service as a director. He also currently serves on the board of directors of a privately held company. Dr. Williams received a B.S. from Rice University and an M.D. and a Ph.D. from Duke University. The Company believes that Dr. Williams’ extensive experience in drug discovery and development, his executive experience with several pharmaceutical companies and his service as a director of other publicly traded healthcare companies have provided him the qualifications, skills and financial expertise to serve on the Board.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND
CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth under the listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after a review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors, including the current nominees for the Board, are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Giraudo, Dr. Noonberg, Dr. Selick, Ms. O’Dowd, Mr. Waddill and Dr. Williams. In making this determination, the Board found that none of these directors or nominees for director had material or other disqualifying relationships with the Company. Dr. Patel is not considered independent because he is an executive officer of the Company.
In making the above independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of its directors are or have been affiliated.
BOARD LEADERSHIP STRUCTURE
The Board has an independent Chairperson, Dr. Selick, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairperson of the Board (“Chairperson”) has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Chairperson and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chairperson creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increases management accountability and improves the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Chairperson can enhance the effectiveness of the Board as a whole.
ROLE OF THE BOARD IN RISK OVERSIGHT
The Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company’s business and the steps taken to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable the Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk. The Audit Committee reviews information regarding liquidity and operations and oversees the Company’s management of financial risks. Periodically, the Audit Committee reviews the Company’s policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with the Company’s external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of the Company’s compensation policies or programs has the potential to encourage excessive risk taking. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by the Board as a whole.
MEETINGS OF THE BOARD OF DIRECTORS
The Board met ten times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served during the portion of the last fiscal year for which he or she was a director or committee member.
The independent directors have the opportunity to meet in executive session without management present at every regular Board meeting and at such other times as may be determined by the Chairperson. The purpose of these executive sessions is to encourage and enhance communication among independent directors. In fiscal 2021, the Company’s independent directors met four times in executive sessions at which only independent directors were present. Dr. Selick, the Chairperson of the Board, presides over the executive sessions.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2021 for each of the Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance
Bryan Giraudo	X	—	X*
Sarah Noonberg, M.D., Ph.D	X	—	—
Sarah A. O’Dowd	—	—	X
Dinesh V. Patel, Ph.D	—	—	—
Harold E. Selick, Ph.D	—	X*	X
William D. Waddill	X*	X	—
Lewis T. Williams, M.D., Ph.D	—	X	—
Total meetings in fiscal 2021	6	5	2

*
Committee Chairperson

Below is a description of each committee of the Board.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” for service on such committee (and, in the case of Compensation Committee members, qualification as a “non-employee director”) and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. The Board has adopted written charters for each committee that are available to stockholders in the “Corporate Governance” section of the Company’s website at www.protagonist-inc.com.
Audit Committee
The Audit Committee was established by the Board to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Board has also determined that Mr. Waddill qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Waddill’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public companies.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Ernst & Young LLP the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Mr. William D. Waddill
Mr. Bryan Giraudo
Dr. Sarah Noonberg
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee the Company’s compensation strategy, policies, plans and programs, including:
•
determining the compensation and other terms of employment of the chief executive officer and the other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•
reviewing and recommending to the full Board the compensation of the Company’s directors;

•
evaluating and administering the equity incentive plans, compensation plans and similar programs advisable for us, as well as reviewing and recommending to the Board the adoption, modification or termination of the Company’s plans and programs;

•
establishing policies with respect to equity compensation arrangements; and

•
conducting an annual assessment of the performance of the Compensation Committee and its members, and the adequacy of its charter.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets as often as its members deem necessary or appropriate. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with the Company’s Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Radford, an Aon Hewitt Company, as compensation consultants. Radford was selected because it is a well-known and respected national compensation consulting firm that commonly provides information, recommendations and other executive compensation advice to compensation committees and management. The Compensation Committee requested that Radford:
•
evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•
assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group; as well as conduct market research and analysis on annual and long-term incentive programs, salaries, and equity plans; assist in developing target grant levels, target bonus levels, and annual salaries for executive officers and other employees; provide the committee with advice and ongoing recommendations regarding material executive compensation decisions; and review the director compensation program. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford and resulting modifications, the Compensation Committee approved the modified Radford recommendations.

On May 25, 2017, the Compensation Committee amended its New Hire and Merit Equity Grant Delegation Policy pursuant to which delegated authority was granted to Dr. Patel, as the sole member of the Equity Award Committee of the Board, the full authority of the Board, to grant equity-based awards, within Board-approved guidelines, under the Company’s 2016 Equity Incentive Plan (the “2016 Plan”). The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grants of equity-based awards to service providers of the Company.
During fiscal 2021, Dr. Patel exercised his authority to grant options to purchase an aggregate of 920,690 shares to employees.
The Compensation Committee and the Board retain concurrent authority to make equity-based awards to employees and consultants who are eligible recipients under this policy pursuant to the 2016 Plan. The Compensation Committee receives periodic reports of grants made pursuant to this delegated authority.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity-based awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is currently or has been at any time one of the Company’s officers or employees. None of the Company’s executive officers currently serves, or has served during the last year, as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board); reviewing and evaluating incumbent directors; recommending to the Board for selection candidates for election to the Board; making recommendations to the Board regarding the membership of the committees of the Board; assessing the performance of management and the Board; and developing a set of corporate governance principles for the Company.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (as discussed below), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm (though it did not do so in 2021). The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 7707 Gateway Blvd., Suite 140, Newark, California 94560. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
BOARD DIVERSITY
In addition to the factors discussed above, the Board and the Nominating and Corporate Governance Committee actively seek to achieve a diversity of occupational and personal backgrounds on the Board. The Nominating and Corporate Governance Committee considers a potential director candidate’s ability to contribute to the diversity of personal backgrounds on the Board, including with respect to gender, race, ethnic and national background, geography, age and sexual orientation. The Nominating and Corporate Governance Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board. In this regard, our current Board of 7 directors includes 2 directors who self-identify as female (28%).
In accordance with Nasdaq’s recently adopted board diversity listing standards, we are disclosing aggregated statistical information about our Board’s self-identified gender and racial characteristics and LGBTQ+ status as voluntarily confirmed to us by each of our directors.

Board Diversity Matrix (as of April 13)
Total number of directors – 7
Gender identity:	Female	Male	Non- Binary	Did not Disclose Gender
Directors	2	5	—	—
Number of directors who identify in any of the categories below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders and other interested parties may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. These communications will be compiled and reviewed by our Corporate Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).
To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board is kept informed by senior management of the Company’s stockholder engagement efforts.
CODE OF ETHICS
The Company has adopted the Protagonist Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available in the “Corporate Governance” section of the Company’s website at www.protagonist-inc.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company intends to promptly disclose the nature of the amendment or waiver on its website, to the extent required by applicable rules.
CORPORATE GOVERNANCE GUIDELINES
The Board has adopted Corporate Governance Guidelines to document a framework for the Board’s authority and practices to review and evaluate the Company’s business operations, as needed, and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, including diversity, board meetings and involvement of senior management; Chief Executive Officer performance evaluation and succession planning; and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the “Corporate Governance” section of the Company’s website at www.protagonist-inc.com.

ANTI-HEDGING POLICY
Our insider trading policy prohibits our board of directors, executive officers and employees from engaging in the trading of derivative securities, short sales, transactions in put or call options, hedging transactions, pledges, holding equity securities in margin accounts or other inherently speculative transactions relating to our equity securities.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE
Environmental, social and governance (“ESG”) matters are a priority to us. The Nominating and Corporate Governance Committee oversees this commitment, our ESG initiatives and progress towards related goals and targets. We have started to report on these programs and initiatives, including our drug access and pricing program, our diversity and inclusion priorities, and our community and stakeholder educational efforts related to our therapeutic focus areas. Additional information about our ESG initiatives is available in our new “Community” section of the Company’s website at www.protagonist-inc.com.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Section 14A of the Securities Exchange Act of 1934, as amended, requires that stockholders have the opportunity to cast an advisory (non-binding) vote to approve the compensation of our named executive officers (the “say-on-pay vote”).
The say-on-pay vote is a non-binding vote on the compensation of our “named executive officers,” as described in the “Executive Compensation” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure, set forth in this Proxy Statement. The say-on-pay vote is not a vote on our general compensation policies, compensation of our Board or our compensation policies as they relate to risk management.
Our philosophy in setting compensation policies for executive compensation is to strongly align our compensation program with stockholder interests, reflect market-best practices, continue to support our long-term business objectives and support talent retention. The “Executive Compensation” section provides a more detailed discussion of our executive compensation program and our compensation philosophy.
The vote under this Proposal 2 is advisory and therefore not binding on us, the Board or our Compensation Committee. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against this proposal, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns. We are required to hold the say-on-pay vote at least once every three years, and we have determined to hold a say-on-pay vote every year, subject to the vote on Proposal 3. Unless the Board modifies its policy on the frequency of holding say-on-pay advisory votes, the next say-on-pay vote is expected to occur in 2023.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
RECOMMENDATION OF THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION VOTES
Section 14A of the Securities Exchange Act of 1934, as amended, requires that stockholders have the opportunity to cast an advisory (non-binding) vote on whether future say-on-pay votes such as the one in Proposal 2 above should occur every year, every two years or every three years (the “say-on-frequency vote”). The say-on-frequency vote is advisory in nature and must be held at least once every six years, although we may seek stockholder input more frequently. Unless the Board modifies its policy on the frequency of say-on-frequency advisory votes, the next say-on-frequency vote is expected to occur in 2028.
The frequency period that receives the most votes (every one, two or three years) will be deemed to be the recommendation of the stockholders. However, because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold a say-on-pay vote more or less frequently than the option selected by our stockholders. The Board will, however, carefully consider the outcome of this vote when considering the frequency of future say-on-pay votes.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE OF ONE YEAR ON PROPOSAL 3.

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2022 and has further directed that management submit the selection Ernst & Young LLP for ratification by stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate stockholder questions.
Neither the Company’s Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to stockholders for ratification as a matter of good corporate practice. If stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present online during the virtual meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.
CHANGE IN AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020
On March 13, 2020, the Audit Committee approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2020, in place of PricewaterhouseCoopers LLP. The decision to change our accounting firm was authorized by the Audit Committee. PricewaterhouseCoopers LLP’s reports on the financial statements for the years ended December 31, 2019 and 2018, contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles. In connection with the Company’s audits for the fiscal years ended December 31, 2019 and 2018, and in the subsequent period before PricewaterhouseCoopers LLP’s dismissal on March 13, 2020, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that would have caused PricewaterhouseCoopers LLP to report the disagreement if it had not been resolved to the satisfaction of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP’s reports on the financial statements for the fiscal years ended December 31, 2019 and 2018, did not contain an adverse opinion or disclaimer of an opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. PricewaterhouseCoopers LLP’s letter to the SEC stating its agreement with the statements in this paragraph was filed as an exhibit to the Company’s Current Report on Form 8-K dated March 18, 2020. During the fiscal years ended December 31, 2019 and 2018 and any subsequent interim period before the Company’s engagement of Ernst & Young LLP, the Company did not consult with Ernst & Young LLP regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.
FEES BILLED BY ERNST & YOUNG LLP DURING FISCAL 2021 AND 2020
The following table summarizes the audit fees billed and expected to be billed by Ernst & Young LLP for the indicated fiscal years and the fees billed by Ernst & Young LLP for all other services rendered during the indicated fiscal years.

	Fiscal Year Ended December 31,
	2021	2020
Audit Fees(1)	$1,507,376	$860,675
Audit-Related Fees(2)	—	—
Tax Fees(3)	27,605	80,798
All Other Fees(4)	—	—
Total Fees	$1,534,981	$941,473

(1)
“Audit Fees” consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as services as are normally provided by the Company’s independent registered public accounting firm, including statutory audits and services rendered in connection with statutory and regulatory filings or engagements for those fiscal years. The Audit Fees incurred in 2021 also include fees of $205,000 related to services performed in connection with the Company’s at-the-market offerings and a shelf registration statement on Form S-3, including comfort letters, consents and review of documents filed with the SEC. The Audit Fees incurred in 2020 also include fees of $140,000 related to services performed in connection with the Company’s at-the-market offerings and a shelf registration statement on Form S-3, including comfort letters, consents and review of documents filed with the SEC.

(2)
“Audit-Related Fees” consist of fees billed for related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the Audit Fees category.

(3)
“Tax Fees” in 2021 and 2020 consist primarily of fees billed for professional services rendered in connection with indirect tax compliance in foreign tax jurisdictions (Australia). As the Company’s subsidiary is incorporated in Australia, a substantial portion of the Tax Fees are denominated in Australian Dollars (AUD) and have been translated into U.S. Dollars (USD) using the average exchange rate for each applicable period listed in the table below. Tax fees in 2021 also included tax related services billed in USD of $8,067 for our subsidiary in Australia.

Name	AUD: USD	AUD	USD
2021 Average	1.00:0.75144	$26,000	$19,538
2020 Average	1.00:0.70348	$114,855	$80,798

(4)
“All Other Fees” consist of fees related to products and services provided by the principal accountant, other than the services reported above.

All fees described above were pre-approved by the Audit Committee.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally allows pre-approval of specified services in the categories of audit services, audit-related services and tax services, up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to the Company’s current executive officers. There are no family relationships among any of our directors or executive officers.
Name	Age	Position
Dinesh V. Patel, Ph.D..	65	President, Chief Executive Officer and Director
David Y. Liu, Ph.D.	71	Chief Research & Development Strategy Officer
Suneel Gupta, Ph.D.	64	Chief Development Officer
Asif Ali(1)	48	Executive Vice President, Chief Financial Officer

(1)
Employment expected to commence on April 18, 2022.

Dinesh V. Patel, Ph.D.
Biographical information for Dr. Patel is included above with the director biographies under the caption “Class I Directors Continuing in Office Until the 2023 Annual Meeting.”
David Y. Liu, Ph.D.
Dr. Liu has served as the Company’s Chief Research & Development Strategy Officer since January 2022. He previously served as the Company’s Chief Scientific Officer since May 2013, Chief Scientific Officer and Head of Research and Development since February 2016 and Chief Scientific Officer and Head of Discovery and Pre-Clinical Development since January 2020. Prior to Protagonist, Dr. Liu was the Chief Operating Officer and Co-Founder of Trenovus, Inc., a biotechnology company, from 2010 to 2012. Prior to Trenovus, Dr. Liu was Vice President of Research and Officer at FibroGen Inc. (Nasdaq: FGEN), a biopharmaceutical company, from 2002 to 2010. Prior to FibroGen, Dr. Liu served as Director of Inflammation Research at Scios, Inc., a pharmaceutical company now part of Johnson & Johnson, from 1992 to 2002. Dr. Liu held the position of academic researcher at Brigham and Women’s Hospital, Harvard Medical School and was Instructor and Assistant Professor in the Department of Medicine, Harvard Medical School, from 1976 to 1986. Dr. Liu received his Ph.D. in Microbiology and Immunology from Michigan State University, and his B.S. in Chemistry from the University of Chicago.
Suneel Gupta, Ph.D.
Dr. Gupta has served as the Company’s Chief Development Officer since May 2019, and previously, as the Company’s Executive Vice President of Clinical Pharmacology and Clinical Operations from January 2019 to May 2019. Prior to joining Protagonist, he was Chief Scientific Officer of Impax Pharmaceuticals, a pharmaceutical company, from 2008 to January 2019. Prior to Impax, Dr. Gupta was Senior Vice President and Distinguished Research Fellow at Johnson & Johnson (NYSE JNJ), a multinational corporation, where he led early development from 2002 through 2008. Prior to Johnson & Johnson, he held positions at ALZA Corporation, a pharmaceutical and medical systems company, from 1989 through 2001, where he held roles of increasing responsibility, including serving as Vice President of Clinical Pharmacology & Product Discovery. Dr. Gupta serves on the scientific advisory boards of several pharmaceutical companies. He received his Ph.D. in Pharmacokinetics from the University of Manchester, UK in 1987 and did a postdoctoral fellowship in Clinical Pharmacology at the University of California, San Francisco.
Asif Ali
Mr. Ali will serve as the Company’s Executive Vice President, Chief Financial Officer, effective on April 18, 2022. Prior to joining Protagonist, he served as Vice President, Finance and Chief Accounting Officer for Theravance Biopharma, Inc. (Nasdaq: TBPH), a multinational biopharmaceutical company, from September 2018 to February 2022, where he was responsible for equity and asset-backed financings, strategic collaborations, finance operations and long-term business strategy. Prior to Theravance, Mr. Ali served as Vice President and Corporate Controller for Depomed, Inc. (now, Assertio Holdings, Inc. (Nasdaq: ASRT)), a specialty pharmaceutical company, from June 2012 to June 2018, where he oversaw and contributed to product launches, product acquisitions and financing projects. From 2010 to 2011, he served as Director of

Finance and Accounting for Nevada Property 1 LLC, a former public company that owned and operated the Cosmopolitan of Las Vegas, Nevada. From 2004 to 2009, Mr. Ali worked in public accounting in the life sciences practice of PricewaterhouseCoopers LLP, an accounting firm, where he held various positions of responsibility and left as a Senior Manager. Mr. Ali is a fellow of the Institute of Chartered Accountants in England & Wales, a qualification that he obtained in conjunction with studying accounting at the University of North London, United Kingdom (the combined studies are the U.S. equivalent of a B.S. in Business Administration with concentration in accounting).

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 15, 2022 by: (i) each director and nominee for director; (ii) each of the named executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.
	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:
FMR LLC(2)	6,847,277	14.1%
Biotechnology Value Fund, L.P. and its affiliated entities(3)	4,983,759	10.3%
Farallon Partners, L.L.C.(4)	3,417,134	7.0%
BlackRock, Inc.(5)	3,281,636	6.8%
RTW Investments, LP(6)	2,599,822	5.4%
State Street Corporation(7)	2,571,570	5.3%
Johnson & Johnson Development Corporation(8)	2,449,183	5.0%
Point 72 Asset Management, L.P. and its affiliated entities(9)	2,420,309	5.0%
Named Executive Officers and Directors:
Dinesh V. Patel, Ph.D.(10)	1,457,952	2.9%
Suneel Gupta, Ph.D.(11)	250,327	*
David Y. Liu, Ph.D.(12)	411,000	*
Harold E. Selick, Ph.D.(13)	128,020	*
Bryan Giraudo(14)	81,000	*
Sarah Noonberg, M.D., Ph.D.(15)	54,600	*
Sarah A. O’Dowd(16)	17,500	*
William D. Waddill(17)	87,975	*
Lewis T. Williams, M.D., Ph.D.(18)	63,000	*
All executive officers and directors as a group (10 persons)(19)	2,675,518	5.3%

*
Represents beneficial ownership of less than one percent of the outstanding common stock.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 48,552,102 shares outstanding on March 15, 2022 adjusted as required by rules promulgated by the SEC. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable upon settlement of restricted stock units (“RSUs”) held by the respective person or group that will vest within 60 days of March 15, 2022 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of March 15, 2022. Unless otherwise indicated, the address for each of beneficial owner is c/o Protagonist Therapeutics, Inc., 7707 Gateway Blvd., Suite 140, Newark, California 94560.

(2)
This information is based solely upon Amendment No. 6 to a Schedule 13G/A filed jointly with the SEC by FMR LLC and Abigail P. Johnson on February 9, 2022. The filing reports that FMR LLC holds sole voting power over 816,760 shares and sole dispositive power over 6,847,277 shares. Abigail P. Johnson is a director, chairman and chief executive officer of FMR LLC and has sole dispositive power over 6,847,277 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended (the “Investment Company Act”), to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co.”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.
(3)
This information is based solely upon Amendment No. 5 to Schedule 13G/A filed with the SEC by Biotechnology Value Fund, L.P. (“BVF”) on February 14, 2022. Consists of (i) 2,061,457 shares held by BVF, (ii) 1,353,910 shares held by Biotechnology Value Fund II, L.P. (“BVF2”), (iii) 195,037 shares held by Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), (iv) 41,355 shares held in the Partners Managed Accounts, (v) 625,001 shares underlying certain Class A Warrants, (vi) 624,999 shares underlying certain Class B Warrants and (vii) 82,000 shares underlying certain pre-funded warrants with an exercise price of $0.00001 per share (“New Warrants”). Excludes an estimated 318,000 shares issuable upon the exercise of an estimated 318,000 New Warrants, the exercise of which is subject to a beneficial ownership limitation of 9.99% of the outstanding common stock. BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P. (“Partners”), as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF, BVF2 and Trading Fund OS, and the shares held in the Partners Managed Accounts. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. BVF GP disclaims beneficial ownership of the shares beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the shares beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the shares beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the shares beneficially owned by BVF and BVF2. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2 and Trading Fund OS and held in the Partners Managed Accounts. The address for BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, Partners, BVF Inc. and Mark N. Lampert is 44 Montgomery Street, 40th Floor, San Francisco, CA 94104. The address of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(4)
This information is based solely upon Amendment No. 4 to Schedule 13G/A jointly filed with the SEC on February 11, 2022 by the following entities and persons: (i) Farallon Partners, L.L.C. (“Farallon General Partner”); (ii) Farallon Institutional (GP) V, L.L.C. (“FCIP V General Partner”); (iii) Farallon F5 (GP), L.L.C. (“F5MI General Partner”); (iv) Farallon Healthcare Partners (GP), L.L.C. (“FHPM General Partner”); and (v) Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, Varun N. Gehani, Nicolas Giauque, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (collectively, the “Farallon Individual Reporting Persons”). Consists of 387,051 shares held by Farallon Capital Partners, L.P. (“FCP”), including 77,500 shares underlying exercisable warrants; 464,902 shares held by Farallon Capital Institutional Partners, L.P. (“FCIP”), including 292,500 shares underlying exercisable warrants; 83,661 shares held by Farallon Capital Institutional Partners II, L.P. (“FCIP II”), including 52,500 shares underlying exercisable warrants; 51,351 shares held by Farallon Capital Institutional Partners III, L.P. (“FCIP III”), including 33,800 shares underlying exercisable warrants; 71,643 shares held by Four Crossings Institutional Partners V, L.P. (“FCIP V”), including 45,000 shares underlying exercisable warrants; 1,026,633 shares held by Farallon Capital Offshore Investors II, L.P. (“FCOI II”), including 713,814 shares underlying exercisable warrants; 28,302 shares held by Farallon Capital (AM) Investors, L.P. (“FCAMI”), including 15,000 shares underlying exercisable warrants; 119,519 shares held by Farallon Capital F5 Master I, L.P. (“F5”), including 69,886 shares underlying exercisable warrants; and 1,184,072 shares held by Farallon Healthcare Partners Master, L.P. (“FHPM”) (collectively FCP, FCIP, FCIP II, FCIP III, FCIP V, FCOI II, FCAMI, F5 and FHPM are the “Farallon Funds”). Farallon General Partner, as the (i) general partner of each of FCP, FCIP, FCIP II, FCIP III, FCOI II and FCAMI, and (ii) the sole member of the FCIP V General Partner, is deemed to be the beneficial owner of 3,297,615 shares, including 1,430,114 shares underlying exercisable warrants. The Farallon Individual Reporting Persons, each of whom is a managing member or senior managing member of the Farallon General Partner, and a manager or senior manager, as the case may be, of the FCIP V General Partner, the F5MI General Partner and the FHPM General Partner are each deemed to beneficially own 3,417,134 shares including 1,500,000 shares underlying exercisable warrants. The address of the principal business office of the beneficial owners is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.

(5)
This information is based solely upon Amendment No. 1 to Schedule 13G/A filed with the SEC on February 3, 2022 by BlackRock, Inc. (“BlackRock”). The Schedule 13G/A reports that BlackRock has sole voting power with respect to 3,241,671 shares and sole dispositive power with respect to 3,281,636 shares. BlackRock is located at 55 East 52nd Street, New York, NY 10055.

(6)
This information is based solely upon Amendment No. 3 to Schedule 13G/A jointly filed with the SEC on February 14, 2022 by RTW Investments LP and Roderick Wong. RTW Investments, LP and Roderick Wong report that they have shared voting and dispositive power with respect to 2,599,822 shares. Roderick Wong is the Managing Partner of RTW Investments LP. The address of RTW Investments, LP and Roderick Wong is 40 10th Avenue, Floor 7, New York, NY 10014. The address of RTW Master Fund, Ltd. is 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands.

(7)
This information is based solely upon a Schedule 13G filed with the SEC on February 10, 2022. State Street Corporation (“State Street”) reports that it has shared voting power with respect to 2,487,986 shares and shared dispositive power with respect to 2,571,570 shares. Shares are beneficially held by subsidiaries of State Street. The address of State Street is 1 Lincoln Street, Boston, MA 02111.

(8)
This information is based solely upon Amendment No. 1 to Schedule 13G filed jointly with the SEC by Johnson & Johnson (“J&J”), and Johnson & Johnson Innovation-JJDC, Inc. (“JJDC”) on February 2, 2021. JJDC is a wholly-owned subsidiary of J&J. The securities held by J&J and JJDC are directly beneficially owned by JJDC. J&J may be deemed to indirectly beneficially own the securities that are directly beneficially owned by JJDC. The board of directors of JJDC, which consists of Paulus Stoffels and Steven Rosenberg, has shared investment and voting control with respect to the shares held by JJDC and has delegated responsibility therefor to the management of JJDC to take such actions on behalf of JJDC. As such, no individual member of the JJDC board of directors is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by JJDC. No individual representative of JJDC shall be deemed (i) a beneficial owner of, or (ii) to have a reportable pecuniary interest in, the shares held by JJDC. The address of J&J is One Johnson & Johnson Plaza, New Brunswick, NJ 08933. The address of JJDC is 410 George Street, New Brunswick, NJ 08901.
(9)
This information is based solely upon Amendment No. 1 to Schedule 13G/A jointly filed with the SEC on February 14, 2022 by the following entities and persons: (i) Point72 Asset Management, L.P. (“Point72 Asset Management”) with respect to shares held by certain investment funds it manages; (ii) Point72 Capital Advisors, Inc. (“Point72 Capital Advisors Inc.”) with respect to shares held by certain investment funds managed by Point72 Asset Management; (iii) Cubist Systematic Strategies, LLC (“Cubist Systematic Strategies”) with respect to shares held by certain investment funds it manages; (iv) Point72 Hong Kong Limited (“Point72 Hong Kong”) with respect to shares held by certain investment funds it manages; and (v) Steven A. Cohen (“Mr. Cohen”) with respect to shares beneficially owned by Point72 Asset Management, Point72 Capital Advisors Inc., Cubist Systematic Strategies and Point72 Hong Kong. Pursuant to an investment management agreement, Point72 Asset Management holds shared voting and dispositive power with respect to 2,419,763 shares held by certain investment funds it manages; Point72 Capital Advisors Inc., the general partner of Point72 Asset Management, holds shared voting and dispositive power with respect to these shares. Pursuant to an investment management agreement, Cubist Systematic Strategies holds shared voting and dispositive power with respect to 546 shares held by certain investment funds it manages. Mr. Cohen controls each of Point72 Asset Management, Point72 Capital Advisors Inc., Cubist Systematic Strategies and Point72 Hong Kong, and holds shared voting and dispositive power with respect to 2,420,309 shares. Each of Point72 Asset Management, Point72 Capital Advisors Inc., Cubist Systematic Strategies, Point72 Hong Kong and Mr. Cohen disclaims beneficial ownership of the securities referenced above. The address of Point72 Asset Management, Point72 Capital Advisors Inc. and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902. The address of Cubist Systematic Strategies is 55 Hudson Yards, New York, NY 10001. The address of Point72 Hong Kong is 12th Floor, Chater House, 8 Connaught Road Central, Hong Kong.

(10)
Includes 1,021,819 shares issuable pursuant to stock options exercisable within 60 days of March 15, 2022.

(11)
Includes 199,790 shares issuable pursuant to stock options exercisable within 60 days of March 15, 2022.

(12)
Includes 369,803 shares issuable pursuant to stock options exercisable within 60 days of March 15, 2022.

(13)
Includes 112,710 shares issuable pursuant to stock options exercisable within 60 days of March 15, 2022.

(14)
Includes 18,000 shares held indirectly by the Bryan and Courtney Giraudo Trust and 63,000 shares issuable pursuant to stock options exercisable within 60 days of March 15, 2022.

(15)
Consists of 54,600 shares issuable pursuant to stock options exercisable within 60 days of March 15, 2022.

(16)
Consists of 17.500 shares issuable pursuant to stock options exercisable within 60 days of March 15, 2022.

(17)
Consists of 87,975 shares issuable pursuant to stock options exercisable within 60 days of March 15, 2022.

(18)
Consists of 63,000 shares issuable pursuant to stock options exercisable within 60 days of March 15, 2022.

(19)
Includes 2,110,820 shares that certain executive officers and directors of the Company have the right to acquire within 60 days of March 15, 2022 pursuant to the exercise of outstanding options.

EXECUTIVE COMPENSATION
The following table sets forth information regarding compensation awarded to or earned by the executive officers listed below during the years ended December 31, 2021 and 2020. The Company is transitioning out of emerging growth company and smaller reporting company status, as such terms are defined in the rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the transition rules applicable to smaller reporting companies under SEC rules and regulations, we will comply with full compensation disclosure requirements beginning with our 2023 proxy statement.
Our named executive officers (“Named Executive Officers”) for 2021, which consist of our principal executive officer and the two most highly compensated executive officers other than the principal executive officer at December 31, 2021 include Dr. Patel, our President and Chief Executive Officer; Dr. Liu, our Chief Research and Development Strategy Officer; and Dr. Gupta, our Chief Development Officer.
SUMMARY COMPENSATION TABLE FOR FISCAL 2021
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Dinesh V. Patel, Ph.D. President and Chief Executive Officer	2021	600,000	589,250	3,919,365	429,000	7,118	5,544,733
	2020	565,000	—	1,183,155	473,894	3,573	2,225,622
David Y. Liu, Ph.D. Chief Research and Development Strategy Officer(6)	2021	455,000	235,700	1,132,261	233,188	14,678	2,070,827
	2020	441,300	—	352,429	266,987	11,133	1,071,849
Suneel Gupta, Ph.D Chief Development Officer	2021	455,000	282,840	1,393,552	236,600	7,118	2,375,110
	2020	420,000	—	427,950	256,200	4,120	1,108,270

(1)
The amounts in the “Salary” column reflect each Named Executive Officer’s base salary.

(2)
The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of RSUs, performance share awards (“PSUs”) and stock options, as applicable, granted during the calendar year and computed in accordance with the provisions of Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. The valuation methodology of these awards is described in the notes to the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by the Named Executive Officer upon the vesting of the RSUs, performance share units (“PSUs”) and stock options, the exercise of the stock options, or the sale of the common stock underlying such awards. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. With respect to option awards only, the Named Executive Officers will only realize compensation to the extent the trading price of the common stock is greater than the exercise price of such stock options.

(3)
PSUs granted in 2021 were deemed to have no reportable accounting grant date value because the performance goal was not likely to be achieved as of the grant date. The PSUs vest 100% upon the first to occur of a submission of i) a New Drug Application to the U.S. Food and Drug Administration or ii) a European Union marketing authorization for a product candidate. The maximum value of the PSUs at grant date assuming the performance condition is achieved is $539,250 for Dr. Patel, $235,700 for Dr. Liu and $282,840 for Dr. Gupta.

(4)
The amounts in the “Non-Equity Incentive Plan Compensation” column for 2021 reflect cash bonuses earned for the 2021 fiscal year, which were paid in 2022, based on the achievement of certain predetermined corporate objectives specified by the Board, including operating targets and research and development outcomes. In February 2022, the Compensation Committee determined that the Company met 130% of its 2021 corporate objectives and approved the amount of each Named Executive Officer’s bonus. The amount of the bonus that each Named Executive Officer earned for the fiscal year ended on December 31, 2021 is listed in the table below.

Name	2021 Base Salary ($)	Target Bonus (as a % of base salary)	Amount of Bonus Earned ($)
Dinesh V. Patel, Ph.D	600,000	55%	429,000
David Y. Liu, Ph.D.	455,000	40%	233,188
Suneel Gupta, Ph.D	455,000	40%	236,600

(5)
The amounts noted for 2021 include $3,564 in group term life insurance for Dr. Patel, $11,124 in group term life insurance for Dr. Liu and $3,564 in group term life insurance for Dr. Gupta, and $3,500 in 401(k) plan matching contributions paid by the Company for each of Dr. Patel, Dr. Liu and Dr. Gupta. The amounts for 2021 also include premiums paid for LifeLock identity protection services pursuant to company-wide policy.

(6)
Dr. Liu previously served as our Chief Scientific Officer and Head of Discovery and Clinical Development until January 2022.

NARRATIVE TO SUMMARY COMPENSATION TABLE
EXECUTIVE EMPLOYMENT ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS
Employment Agreement with Dinesh V. Patel, Ph.D.
In December 2008, the Company entered into an employment agreement with Dinesh V. Patel. Ph.D., the Company’s President and Chief Executive Officer, as amended in December 2015, pursuant to which he commenced employment. For 2022, Dr. Patel will receive an annual base salary of $630,000, with an annual target bonus of 55% of that base salary. The amount, if any, of such bonus with respect to any calendar year is based on the achievement of predetermined corporate and personal objectives as determined by the Board in its discretion.
Offer Letter Agreement with David Y. Liu, Ph.D.
In May 2013, the Company entered into an offer letter agreement with David Liu, Ph.D., the Company’s Chief Research and Development Strategy Officer (formerly our Chief Scientific Officer and Head of Discovery & Pre-Clinical Development until January 2022), pursuant to which he commenced employment. For 2022, Dr. Liu will receive an annual base salary of $475,000, with an annual target bonus of 40% of that base salary. The amount, if any, of such bonus with respect to any calendar year is based on the achievement of predetermined corporate and personal objectives as determined by the Board in its discretion.
Offer Letter Agreement with Suneel Gupta, Ph.D.
In December 2018, the Company entered into an offer letter agreement with Suneel Gupta, Ph.D., the Company’s Chief Development Officer, pursuant to which he commenced employment. For 2022, Dr. Gupta will receive an annual base salary of $500,000, with an annual target bonus of 40% of that base salary. The amount, if any, of such bonus with respect to any calendar year is based on the achievement of predetermined corporate and personal objectives as determined by the Board in its discretion.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The Company is party to an Employee Severance Agreement with each of its Named Executive Officers and certain of its other executives. If the Company terminates the employee’s employment without “cause” or the employee terminates employment for “good reason” (each as defined in the agreement), the employee will receive: (a) salary continuation for 12 months, for the Chief Executive Officer, or nine months, for the other Named Executive Officers (18 months and 12 months, respectively, in the case of a change in control termination); (b) COBRA continuation for the salary continuation period (or an equivalent cash payment if required by law); (c) in the case of a change in control termination only, a monthly payment equal to one twelfth of the target bonus for the severance period; and (d) in the case of a change in control termination only, acceleration of the vesting (and exercisability, if relevant) of equity awards held as of the date of termination. A “change in control termination” is a termination by the Company without “cause” or the employee for “good reason” that occurs within twelve months following the date of a “change in control,” as defined in the agreement. Payments and benefits under the agreement are subject to the execution of an effective release.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table shows for the fiscal year ended December 31, 2021, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021
	Option Awards						Stock Awards
									Equity Incentive Incentive Plan Awards:
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Vesting Commencement Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)
Dinesh V. Patel, Ph.D.	10/22/2014(1)	34,087	—	$1.89	11/01/2014	10/21/2024	—	—	—	—
	04/29/2016(2)	125,742	—	$4.21	04/25/2016	04/28/2026	—	—	—	—
	10/11/2016(2)	320,000	—	$21.58	08/10/2016	10/10/2026	—	—	—	—
	02/28/2018(2)(3)	143,750	6,250	$16.95	02/28/2018	02/27/2028	6,250	213,750	—	—
	08/15/2018(4)	54,700	—	$8.58	08/05/2018	08/14/2028	—	—	—	—
	02/28/2019(2)(3)	122,187	50,313	$8.02	02/28/2019	02/27/2029	14,376	491,659	—	—
	02/28/2020(2)	107,708	127,292	$7.80	02/28/2020	02/27/2030	—	—	—	—
	02/26/2021(2)(5)(6)	46,875	178,125	$23.57	02/26/2021	02/25/2031	25,000	855,000	25,000	855,000
David Y. Liu, Ph.D.	09/26/2013(1)	13,767	—	$0.87	06/01/2013	09/25/2023	—	—	—	—
	10/22/2014(1)	9,726	—	$1.89	11/01/2014	10/21/2024	—	—	—	—
	03/26/2015(2)	5,999	—	$1.89	03/26/2015	03/25/2025	—	—	—	—
	10/28/2015(2)	36,656	—	$1.16	09/01/2015	10/27/2025	—	—	—	—
	04/29/2016(2)	35,331	—	$4.21	04/25/2016	04/28/2026	—	—	—	—
	10/11/2016(2)	65,000	—	$21.58	08/10/2016	10/10/2026	—	—	—	—
	02/28/2018(2)(3)	54,145	2,355	$16.95	02/28/2018	02/27/2028	2,375	81,225	—	—
	08/15/2018(4)	17,200	—	$8.58	08/05/2018	08/14/2028	—	—	—	—
	02/28/2019(2)(3)	63,750	26,250	$8.02	02/28/2019	02/27/2029	7,500	256,500	—	—
	02/28/2020(2)	32,083	37,917	$7.80	02/28/2020	02/27/2030	—	—	—	—
	02/26/2021(2)(5)(6)	13,541	51,459	$23.57	02/26/2021	02/25/2031	10,000	342,000	10,000	342,000
Suneel Gupta, Ph.D.	01/15/2019(1)	80,208	29,792	$7.38	01/07/2019	01/14/2029	—	—	—	—
	02/28/2019(2)(3)	31,875	13,125	$8.02	02/28/2019	02/27/2029	3,750	128,250	—	—
	02/28/2020(2)	38,958	46,042	$7.80	02/28/2020	02/27/2030	—	—	—	—
	02/26/2021(2)(5)(6)	16,666	63,334	$23.57	02/26/2021	02/25/2031	12,000	410,400	12,000	410,400

(1)
25% of the shares subject to the option vest on the first anniversary of the vesting commencement date, and the remainder vests in 36 equal monthly installments thereafter, subject to the holder continuing to provide services through the applicable vesting date. The option is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisition as described in “— Potential Payments upon Termination or Change of Control” above.

(2)
The shares subject to the option vest as to 1/48 of the shares in equal monthly installments following the vesting commencement date, subject to the holder continuing to provide services through the applicable vesting date. The option is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisition as described in “— Potential Payments upon Termination or Change of Control” above.

(3)
25% of the stock award shares vest in equal yearly installments over four years subject to the holder continuing to provide services through the applicable vesting date. The award is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisition as described in “— Potential Payments upon Termination or Change of Control” above.

(4)
1/3 of the stock award shares vest on each of February 5, 2019, August 5, 2019 and February 5, 2020, subject to the holder continuing to provide services through the applicable vesting date. The award is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisition as described in “— Potential Payments upon Termination or Change of Control” above.

(5)
1/3 of the stock award shares vest in equal yearly installments over three years subject to the holder continuing to provide services through the applicable vesting date. The award is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisition as described in “— Potential Payments upon Termination or Change of Control” above.

(6)
100% of the equity incentive plan award vests upon the first to occur of a submission of i) a New Drug Application to the U.S. Food and Drug Administration or ii) a European Union marketing authorization for a product candidate, subject to the holder continuing to provide services through the applicable vesting date. The award is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisition as described in “— Potential Payments upon Termination or Change of Control” above.

NONQUALIFIED DEFERRED COMPENSATION
The Company does not maintain any nonqualified deferred compensation plans. The Board may elect to provide the Company’s officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in the Company’s best interests.
401(K) PLAN
The Company maintains a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation subject to applicable annual Internal Revenue Code of 1986, as amended (the “Code”), limits. The 401(k) plan permits participants to make both pre-tax and certain after-tax (Roth) deferral contributions. These contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Employees are immediately and fully vested in their contributions. The Company may make contributions to this plan at its discretion. For the year ended December 31, 2021, the Company matched 50% of each employee’s contribution up to a maximum of $3,500. No matching contributions were made to the plan by the Company for the year ended December 31, 2020.The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be exempt under Section 501(a) of the Code. As a tax qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

DIRECTOR COMPENSATION
The following table shows for the fiscal year ended December 31, 2021 certain information with respect to the compensation of all non-employee directors of the Company:
NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2021
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Bryan Giraudo	60,000	448,011	508,011
Sarah Noonberg, M.D., Ph.D.	50,000	448,011	498,011
Sarah A. O’Dowd	45,000	448,011	493,011
Harold E. Selick, Ph.D	95,000	448,011	543,011
William D. Waddill	67,500	448,011	515,511
Lewis T. Williams, M.D., Ph.D.	47,500	448,011	494,511

(1)
The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. The valuation assumptions used in determining such amounts are described in the notes to the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by the directors upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)
The aggregate number of stock option awards for each non-employee director that were outstanding as of the end of fiscal year 2021 is shown in the table below. Our non-employee directors did not hold any other outstanding stock awards as of such date.

Name	Aggregate Number of Option Awards Outstanding as of December 31, 2021
Bryan Giraudo	81,000
Sarah Noonberg, M.D., Ph.D.	72,600
Sarah A. O’Dowd	48,000
Harold E. Selick, Ph.D	130,710
William D. Waddill	105.975
Lewis T. Williams, M.D. Ph.D	81,000
In September 2016, the Board adopted a non-employee director compensation policy. The Compensation Committee made certain changes to the non-employee director compensation policy effective as of January 1, 2020. Pursuant to this policy, the Company compensates its non-employee directors with a combination of cash and equity. The annual cash compensation contained in this policy, set forth below, is payable in equal quarterly installments, in advance during the last month of each quarter in which service occurred, prorated for any months of partial service.
•
Annual Board Service Retainer:

•
Non-employee directors other than the non-executive chairperson: $40,000

•
Non-executive chairperson: $75,000

•
Annual Committee Service Retainer (Chairperson):

•
Chairperson of the Audit Committee: $20,000

•
Chairperson of the Compensation Committee: $15,000

•
Chairperson of the Nominating and Corporate Governance Committee: $10,000

•
Annual Committee Service Retainer (Non-Chairperson):

•
Audit Committee: $10,000

•
Compensation Committee: $7,500

•
Nominating and Corporate Governance Committee: $5,000

The Company’s non-employee director compensation policy also provides for equity compensation to each non-employee director as follows:
•
Initial Grant: At the time he or she joins the Board, each new non-employee director will receive an initial stock option grant to purchase 30,000 shares of common stock and shall vest in equal monthly installments over three years.

•
Annual Grant: Each non-employee director will also be granted an option to purchase 18,000 shares of common stock on the date of each Annual Meeting of stockholders which shall vest at the earlier of (i) one year or (ii) the next Annual Meeting of stockholders.

All options granted to the Company’s non-employee directors under the policy will vest in full upon the completion of a change in control.
Equity Compensation Plan Information
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2021.
Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights(6) (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securities holders:
2007 Stock Option and Incentive Plan	396,401(3)	$3.35	—
2016 Equity Incentive Plan	5,095,361(4)	$18.19	564,189(7)
2016 Employee Stock Purchase Plan	—	—	1,013,999(8)
Equity compensation plans not approved by securities holders:
2018 Inducement Plan(2)	910,250(5)	$21.32	243,125
Total	6,402,012	$17.66	1,821,313

(1)
The equity compensation plans are described in Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(2)
In February 2020, the Board approved the Amended and Restated 2018 Inducement Plan, a non-stockholder approved stock plan, under which it reserved and authorized up to 1,250,000 shares of the Company’s common stock in order to award options and RSUs to persons that were not previously employees or directors of the Company, or following a bona fide period of non-employment, as an inducement material to such persons entering into employment with the Company, within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. The Board approved a further amendment and restatement in February 2022 to reserve and authorize an additional 500,000 shares of the Company’s common stock thereunder (as amended and restated in February 2022, the “2018 Inducement Plan”). The 2018 Inducement Plan is administered by the Board or the Compensation Committee of the Board, which determines the types of awards to be granted, including the number of shares subject to the awards, the exercise price and the vesting schedule. Awards granted under the 2018 Inducement Plan expire no later than ten years from the date of grant.

(3)
As of December 31, 2021, there were 396,401 shares of common stock subject to outstanding stock options under the 2007 Stock Option and Incentive Plan.

(4)
As of December 31, 2021, there were 4,598,889 shares of common stock subject to outstanding stock options, 390,972 shares to be issued pursuant to the vesting of unvested RSUs, and 105,500 shares to be issued pursuant to the vesting of unvested PSUs upon achievement of performance conditions under the 2016 Equity Incentive Plan (the “2016 Plan”).

(5)
As of December 31, 2021, there were 895,250 shares of common stock subject to outstanding stock options and 15,000 shares to be issued pursuant to the vesting of unvested RSUs under the 2018 Inducement Plan.

(6)
The weighted-average exercise price of outstanding stock options granted under equity compensation plans approved by securities holders was $17.01. The weighted-average exercise price of outstanding options granted under all equity compensation plans was $17.66. RSUs and PSUs do not have an exercise price and therefore have not been included in the calculations.

(7)
The reserve for shares available under the 2016 Plan will automatically increase on January 1st each year by an amount equal to 4 percent of the total number of outstanding shares of our capital stock on December 31st of the preceding fiscal year, or a lesser number of shares determined by the Board. Shares subject to stock awards granted under our 2016 Plan that expire or cancel without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our 2016 Plan. Additionally, shares issued pursuant to stock awards under our 2016 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award, become available for future grant under our 2016 Plan.

(8)
The reserve for shares available under the 2016 Employee Stock Purchase Plan (the “2016 ESPP”) will automatically increase on January 1st each year by the lesser of: (i) one percent of the total number of outstanding shares of our capital stock outstanding on December 31st of the preceding fiscal year, (ii) 300,000 shares, or (iii) such other number of shares determined by the Board. As of December 31, 2021, an aggregate of 1,013,999 shares remained available for future issuance under the 2016 ESPP.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
The Company has adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.
CERTAIN RELATED-PERSON TRANSACTIONS
The following is a summary of transactions since January 1, 2020 in which the Company participated in which the amount involved exceeded or will exceed $120,000, and in which any of the Company’s directors, executive officers or holders of more than 5% of the Company’s capital stock or any members of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”
JANSSEN LICENSE AND COLLABORATION AGREEMENT
On July 27, 2021, the Company entered into an amended and restated License and Collaboration Agreement (“Restated Agreement”) with Janssen Biotech, Inc., a Pennsylvania corporation (“Janssen”). The Restated Agreement amends and restates the License and Collaboration Agreement, dated May 26, 2017, by and between the Company and Janssen (as amended by the First Amendment thereto, effective May 7, 2019, the “Original Agreement”). Janssen is a related party to the Company as Johnson & Johnson Innovation (“JJDC, Inc.”) is a significant stockholder of the Company, and Janssen is a subsidiary of Johnson & Johnson. The Original Agreement became effective on July 13, 2017. Upon the effectiveness of the Original Agreement, the Company received a non-refundable, upfront cash payment of $50.0 million from Janssen. Upon the effectiveness of the First Amendment, the Company received a $25.0 million payment from Janssen in 2019. The Company also received a $5.0 million payment triggered by the successful nomination of a second-generation oral Interleukin (“IL”)-23 receptor antagonist development compound (“second-generation compound”) during the first quarter of 2020 and a $7.5 million payment triggered by the completion of data collection activities for the first Phase 1 clinical trial of a second-generation compound during the fourth quarter of 2021.
The Restated Agreement relates to the development, manufacture and commercialization of oral IL-23 receptor antagonist drug candidates. The candidates nominated for initial development pursuant to the Restated Agreement included PTG-200 (JNJ-67864238), PN-232 (JNJ-75105186) and PN-235 (JNJ-77242113). PTG-200 was an oral IL-23 receptor antagonist that was in Phase 2a development for the treatment of Crohn’s disease (“CD”). During the fourth quarter of 2021, following a pre-specified interim analysis criteria, a portfolio decision was made by Janssen to stop further development of both PTG-200 and PN-232 in favor of advancing PN-235, based on its superior potency and overall pharmacokinetic and pharmacodynamic profile. Janssen is primarily responsible for conducting all future trials, including these anticipated Phase 2 trials, and the Company is primarily responsible for conducting the second-generation Phase 1 studies.
Pursuant to the Restated Agreement, the parties:
•
amended development milestones to reflect Janssen’s expected development of collaboration compounds for multiple indications in the IL-23 pathway;

•
limited the Company’s further development and related expense obligations under the Restated Agreement to the PTG-200 Phase 2a study, and the Phase 1 studies in PN-232 and PN-235; Janssen will be responsible for all other future development and related expenses under the Restated Agreement; and

•
concluded the parties’ two-year research collaboration, while enabling Janssen to continue conducting additional research through July 2024 on compounds developed pursuant to the Original Agreement.

The Restated Agreement enables Janssen to develop collaboration compounds for multiple indications. Under the Restated Agreement, Janssen is required to use commercially reasonable efforts to develop at least one collaboration compound for at least two indications.
The Company’s development cost obligations under the Original Agreement for the period following the effective date of the Original Agreement were as follows: (a) up to $20.0 million of costs related to up to three Phase 1 studies of second-generation compounds; (b) up to $20.0 million of costs related to Phase 2a and 2b studies for PTG-200 (i.e., 20% of the first $100.0 million in costs); (c) up to $25.0 million in costs related to up to two Phase 2 studies evaluating second-generation compounds.
The Company’s continuing development expense obligations under the Restated Agreement were as follows: (a) the Company funded 20% of the costs related to the Phase 2a study evaluating PTG-200 for the treatment of CD (subject to a $20.0 million cap); (b) the Company was responsible for 50% of agreed-upon costs related to the Phase 1 study evaluating PN-235 incurred through January 4, 2021; (c) the Company was responsible for 100% of agreed-upon costs related to the Phase 1 study evaluating PN-232.
Certain of the Company’s previous development expense obligations under the Original Agreement were limited or eliminated as follows: (a) the Company’s previous $25.0 million obligation for 20% of costs related to Phase 2 studies for second-generation products was eliminated; (b) the Company’s previous $5.0 million obligation for 50% of the costs of a potential third Phase 1 study evaluating a second-generation compound was eliminated; and (c) the Company had no obligation to fund any portion of any Phase 2b or other study evaluating PTG-200 beyond the Phase 2a study in CD.
One milestone for second-generation Phase 2 development was reduced from $50.0 million to $25.0 million in the Restated Agreement; otherwise, the various milestone payment amounts in the Restated Agreement remain substantially the same as in the Original Agreement. To reflect parallel development of multiple indications in the IL-23 pathway, milestone payments under the Restated Agreement generally now correspond to the achievement of specified milestones in: (a) any initial indication (rather than CD, as in the Original Agreement); (b) any second indication (rather than ulcerative colitis (“UC”), as in the Original Agreement); and (c) any third indication. With respect to second-generation compounds, milestone payments for second and third indications could be triggered by any second-generation compound (i.e., not necessarily the second-generation compound that triggered the initial payment for any indication, or the payment for a second indication). In addition, the opt-in payments contemplated by the Original Agreement related to the scope of Janssen’s license rights have been converted into development milestones in the Restated Agreement.
Upcoming potential development milestones for second-generation compounds include:
•
$25.0 million for dosing of the 3rd patient in the first Phase 2 clinical trial for any second-generation compound for any indication;

•
$10.0 million for dosing of the 3rd patient in the first Phase 2 clinical trial for any second-generation compound for a second indication (i.e., an indication different than the indication which triggered the $25.0 million milestone described above);

•
$50.0 million for dosing of the 3rd patient in a Phase 3 clinical trial for a second-generation compound for any indication;

•
$15.0 million for dosing of the 3rd patient in a Phase 3 clinical trial for a second-generation compound for a second indication; and

•
$115.0 million for a Phase 3 clinical trial for a second-generation compound for any indication meeting its primary clinical endpoint.

Development milestones for PTG-200 were unchanged under the Restated Amendment, except that milestone achievement is generally no longer indication-specific.
Pursuant to the Restated Agreement, the Company remains eligible to receive tiered royalties on net product sales at percentages ranging from mid-single digits to ten percent. The sales milestone payments in the Original Agreement also remain the same in the Restated Agreement.
Pursuant to both the Original and Restated Agreements, payments to the Company for research and development services are generally billed and collected as services are performed or assets are delivered, including research activities and Phase 1 and Phase 2 development activities. Janssen bills the Company for its share of the PTG-200 Phase 2a development costs as expenses are incurred by Janssen. Milestone payments are received after the related milestones are achieved.
Janssen retains exclusive, worldwide rights to develop and commercialize IL-23 receptor antagonist compounds derived from the research collaboration conducted under the Original Agreement, or Janssen’s further research under the Restated Agreement. Any further research and development will be conducted by Janssen. The Company will have the right to co-detail (for CD and UC indications) up to two of the IL-23 receptor antagonist compounds under the collaboration in the U.S. market.
The Restated Agreement remains in effect until the royalty obligations cease following patent and regulatory expiry, unless terminated earlier. Upon a termination of the Restated Agreement, all rights revert back to the Company, and in certain circumstances, if such termination occurs during ongoing clinical trials, Janssen would, if requested, provide certain financial and operational support to the Company for the completion of such trials.
2018 OFFERING
On August 6, 2018, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors, including entities affiliated with Biotechnology Value Fund, L.P. (collectively, “BVF”) and entities affiliated with Farallon Partners, LLC, each a holder of more than 5% of the Company’s common stock, relating to the issuance and sale of 2,750,000 shares of the Company’s common stock at a negotiated purchase price of $8.00 per share, for aggregate net proceeds of $21.7 million, after deducting offering expenses payable by us. In concurrent private placements, the Company issued such investors warrants to purchase an aggregate of 2,750,000 shares of the Company’s common stock (each, a “Warrant” and, collectively, the “Warrants”). Each Warrant is exercisable from August 8, 2018 through August 8, 2023. Warrants to purchase 1,375,000 shares of the Company’s common stock have an exercise price of $10.00 per share (“Class A Warrants”) and Warrants to purchase 1,375,000 shares of the Company’s common stock have an exercise price of $15.00 per share (“Class B Warrants”). The exercise price and number of shares of common stock issuable upon the exercise of the Warrants (the “Warrant Shares”) are subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. Under certain circumstances, the Warrants may be exercisable on a “cashless” basis.
In connection with the issuance and sale of the common stock and Warrants, the Company granted the investors certain registration rights with respect to the Warrants and the Warrant Shares.
WARRANT EXCHANGE
On December 21, 2018, the Company entered into an exchange agreement with entities affiliated with BVF, a holder of more than 5% of the Company’s common stock (the “Exchanging Stockholders”), pursuant to which the Company exchanged an aggregate of 1,000,000 shares of common stock owned by the Exchanging Stockholders for pre-funded warrants (the “Exchange Warrants”) to purchase an aggregate of 1,000,000 shares of common stock (subject to adjustment in the event of stock splits, recapitalizations and other similar events affecting common stock), with an exercise price of $0.00001 per share. The Exchange Warrants will expire ten years from the date of issuance. The Exchange Warrants are exercisable at any time prior to expiration except that the Exchange Warrants cannot be exercised by the Exchanging Stockholders if, after giving effect thereto, the Exchanging Stockholders would beneficially own more than 9.99% of the Company’s common stock, subject to certain exceptions. The holders of the Exchange Warrants will not have the right to vote on any matter except to the extent required by Delaware law. The Exchange Warrants were issued without registration under the Securities Act in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act. During the year ended December 31, 2019, Exchange Warrants to purchase 600,000 shares were net exercised, resulting in the issuance of 599,997 shares of common stock. As of December 31, 2021, 400,000 of the Exchange Warrants remain unexercised.
INDEMNIFICATION
The Company provides indemnification for its directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s Amended and Restated Bylaws, the Company is required to indemnify its directors and executive officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Amended and Restated Bylaws.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting Materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Protagonist stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Protagonist, and we will promptly deliver the proxy materials to you. Direct your written request to Protagonist Therapeutics, Inc., c/o Matt Gosling, Executive Vice President, General Counsel, at 7707 Gateway Blvd., Suite 140, Newark, California 94560 or contact Matt Gosling at (510) 474-0932. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Dinesh V. Patel Dinesh V. Patel, Ph.D. President and Chief Executive Officer
April 13, 2022
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 is available without charge upon written request to: Corporate Secretary, Protagonist Therapeutics, Inc., 7707 Gateway Blvd., Suite 140, Newark, California 94560.

Protagonist Therapeutics PROTAGONIST THERAPEUTICS, INC. 7707 GATEWAY BLVD. SUITE 140 NEWARK, CA 94560 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 25, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PTGX2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 25, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS D78757-P65646 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PROTAGONIST THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: 1. To elect the two Class III director nominees named below to serve until the 2025 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Nominees: 01) Harold E. Selick, Ph.D. 02) Bryan Giraudo The Board of Directors recommends you vote FOR Proposals 2 and 4 and 1 YEAR on Proposal 3: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. For Against Abstain 2. To approve, on an advisory basis, the compensation of our named executive officers. 3 Years 1 Year 2 Years Abstain 4. To ratify the selection by the Audit Committee of the Board of Ernst & Young LLP as Protagonist Therapeutics' independent registered public accounting firm for the fiscal year ending December 31, 2022. For Abstain Against NOTE: The Board of Directors knows of no other matters that will be presented for consideration at the 2022 Annual Meeting of Stockholders. If any other matters are properly brought before the 2022 Annual Meeting of Stockholders, it is the intention of the proxies named in the proxy card to vote on such matters in accordance with their best judgment. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officers. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 26, 2022: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D78758-P65646 PROTAGONIST THERAPEUTICS, INC. Annual Meeting of Stockholders May 26, 2022 10:00 AM PDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Dinesh Patel and Matt Gosling, each as proxies and attorneys-in-fact, with the power to act without the other and with the power to appoint their substitute, and hereby authorize(s) each to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PROTAGONIST THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 AM, PDT on May 26, 2022,at www.virtualshareholdermeeting.com/PTGX2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxies with respect to such other business that may properly come before the meeting and any adjournments or postponements thereof. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors. Continued and to be signed on reverse side